Exhibit 99.1

Enerpac Tool Group Announces Leadership Transition

Paul Sternlieb Appointed President and CEO

Randy Baker to Retire as Chief Executive Officer

MILWAUKEE--(BUSINESS WIRE)--September 29, 2021--Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced that its Board of Directors has appointed Paul Sternlieb as the Company’s President and Chief Executive Officer. Mr. Sternlieb has also been appointed to the Enerpac Board of Directors (“Board”). Mr. Sternlieb succeeds Randy Baker, who will retire from his role as President and CEO of the Company and as a member of the Board. Mr. Sternlieb’s appointment and Mr. Baker’s retirement are effective October 8, 2021. Mr. Baker has agreed to remain with the company through the end of the calendar year in an advisory capacity to ensure a smooth transition.

“It has been an honor to serve as CEO of Enerpac over the last five years,” said Mr. Baker. “With the support of the entire team, we have made significant progress repositioning the business and driving positive change across our organization. Having navigated through the pandemic and with the Company positioned for its next phase of execution, I believe it is an appropriate time for me to step down, and I decided to do so once the right successor was found. I am very proud of all we have accomplished together and am confident in Paul’s and the Enerpac team’s ability to continue growing and transforming the Company following my retirement.”

Jim Ferland, non-executive Chair of the Board, said, “We are grateful for Randy’s leadership. He played a key role in reshaping our portfolio and transforming the Company into a pure play industrial tools and services company and rebranding it as Enerpac Tool Group. With the operational improvements and structural changes that Randy helped put into place, the Company has managed through the impacts of the pandemic on its business and built momentum, validating our strategic focus and setting the Company on a sustainable path to becoming a best-in-class performer in terms of sales growth and margins. On behalf of the Board, we wish him all the best in his well-deserved retirement.”

Mr. Sternlieb is a seasoned executive with more than 25 years of leadership experience across several sectors, including at global industrial and manufacturing businesses. He most recently served as Executive Vice President and President, Protein, at John Bean Technologies (JBT), and previously held senior positions at Illinois Tool Works (ITW), Danaher, H.J. Heinz, and McKinsey & Company. Throughout his career, Mr. Sternlieb has developed and implemented global operating strategies that deliver meaningful, sustainable organic growth and margin expansion. He has deep experience across a range of key value drivers, including new product development, commercial growth initiatives, digital and IoT innovation, supply chain efficiency programs, and effective capital allocation. Mr. Sternlieb also has a record of implementing Lean principles to drive sustained improvements in operational excellence, productivity, innovation, and cultural transformation at multiple organizations, in addition to successful M&A execution and integration.

“Paul is a highly qualified leader, and we are pleased to appoint him as the Company’s next President and CEO,” Mr. Ferland continued. “Our Board conducted a thorough search to identify an executive with a sophisticated understanding of industrial markets and trends, as well as the operational, business development, and leadership expertise to continue executing our multi-pronged strategy. In Paul, we have found a proven executive who meets all of our criteria, with a compelling track record of success leading global industrial businesses. He has extensive experience across several highly engineered industrial product segments, delivering sustained, profitable growth at premier industrial companies, both organically and through the acquisition and integration of multiple businesses. Paul has also demonstrated a strong focus on people, talent, and culture, and an ability to build world-class, high-performing, cohesive, and empowered teams. Our Board is confident that he will complement the deep bench of talent across our management team and that he is the right person to lead Enerpac into the future.”

Mr. Sternlieb said, “I am excited to join Enerpac and honored to be leading such a talented team committed to developing and delivering high-precision and high-quality industrial tools and services to customers around the world. The Enerpac Board and management team have made impressive strides transforming the Company into a premier pure play industrial tools and services company. This is an important time for Enerpac, as the Company executes on its growth and profitability strategies while managing through a challenging market environment created by the uneven global recovery from the pandemic. I look forward to working with the team and the Board to continue navigating this dynamic market, capture growth opportunities, and create value for shareholders.”

About Paul Sternlieb

Mr. Sternlieb most recently served as Executive Vice President and President, Protein at JBT since October 2017. Prior to JBT, Mr. Sternlieb was Group President, Global Cooking in the Food Equipment Group at ITW since 2014. He served as a Vice President & General Manager with Danaher from 2011 to 2014. Before Danaher, he held management roles with the H.J. Heinz Company, a leading food production company, and was a consultant with McKinsey & Company, where he led consulting engagements for several global clients. He has lived and worked in both the US and Europe and has held responsibility for leading businesses in major markets including North America, Europe, Asia, and Latin America.

Mr. Sternlieb holds an MBA from the Wharton School at the University of Pennsylvania, where he graduated as a Palmer Scholar, and dual undergraduate degrees in Economics and Computer Science from the Jerome Fisher Program in Management & Technology at the University of Pennsylvania.

Fourth Quarter 2021 Financial Results and Conference Call

In a separate press release this morning, Enerpac announced its financial results for the fourth quarter of fiscal 2021. The Company will conduct a conference call beginning at 10:00 a.m. CT / 11:00 a.m. ET to discuss the results and respond to questions. The call can be accessed live through the Company’s website at https://www.enerpactoolgroup.com under the investor relations section. Additionally, a slide presentation, which will accompany the call, will also be on the website and will remain available after the call.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools and services company serving a broad and diverse set of customers in more than 100 countries. The Company’s businesses are global leaders in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and uncertainties, Enerpac Tool Group’s results are subject to risks and uncertainties arising from general economic conditions, supply chain risk, material and labor cost increases, the COVID-19 pandemic, including the impact of the pandemic or related government responses on the Company’s business, the businesses of the Company’s customers and vendors, and employee mobility, and whether site-specific health and safety concerns related to COVID-19 might otherwise require operations to be halted for some period of time, volatile oil pricing, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, the impact of restructurings, operating margin risk due to competitive pricing and operating efficiencies, tax law changes, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2020 filed with the Securities and Exchange Commission for further information regarding risk factors. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Contacts

Investor Contact
Bobbi Belstner
Senior Director of Investor Relations and Strategy
262.293.1912